Exhibit 15.1

WEBCO INDUSTRIES, INC.

LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

December 13, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Webco Industries, Inc.
Registration on Form S-8

        We are aware that our report dated November 30, 2004, on our review of the interim financial information of Webco Industries, Inc. for the three month periods ended October 31, 2004 and 2003, and included in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 2004 is incorporated by reference in its registration statement on Form S-8 (File No. 333-91754), dated July 2, 2002.

PricewaterhouseCoopers LLP
Tulsa, Oklahoma